UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2020

Town Sports International Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36803	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 US North Highway 1, Suite 201, Jupiter, Florida		33477
(Address of Principal Executive Offices)		(Zip Code)

399 Executive Boulevard, Elmsford, New York		10523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 246-6700

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value per share	CLUB	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 24, 2020, Town Sports International, LLC (“TSI LLC”), a wholly-owned operating subsidiary of Town Sports International Holdings, Inc. (the “Company”) received funding in connection with “Small Business Loans” under the federal Paycheck Protection Program provided in Section 7(a) of the Small Business Act of 1953, as amended by the Coronavirus Aid, Relief and Economic Security Act, as amended from time to time (the “PPP”). Pursuant to the terms of the Business Loan Agreement and Promissory Note dated as of April 20, 2020, by TSI LLC in favor of BankUnited, N.A., a national banking association, TSI LLC borrowed $2,742,200 original principal amount, which was funded on April 24, 2020 (the “PPP Loan”). The PPP Loan bears interest at 1% per annum and matures in two years from the date of disbursement of funds under the PPP Loan. Interest and principal payments under the PPP Loan will be deferred for a period of six months. Under certain circumstances, all or a portion of the PPP Loan may be forgiven, however, there can be no assurance that any portion of the PPP Loan will be forgiven and that TSI LLC would not be required to repay the PPP Loan in full.

The PPP Loan contains certain covenants which, among other things, restrict the borrower’s use of the proceeds of the PPP Loan to the payment of payroll costs, interest on mortgage obligations, rent obligations and utility expenses, require compliance with all other loans or other agreements with any creditor of the borrower, to the extent that a default under any loan or other agreement would materially affect the borrower’s ability to repay the PPP Loan and limit the ability of the borrower to make certain changes to its ownership structure.

If TSI LLC defaults on the PPP Loan (i) an event of default will occur under the Company’s $370 million senior secured credit facility pursuant to a credit agreement among Town Sports International, LLC, TSI Holdings II, LLC, as a guarantor, the lenders party thereto, Deutsche Bank AG, as administrative agent, and Keybank National Association, as syndication agent and (ii) TSI LLC may be required to immediately repay the PPP Loan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Business Loan Agreement and Promissory Note, dated April 20, 2020, by and between TSI LLC and BankUnited, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Registrant)

Date: April 30, 2020	By:	/s/ Patrick Walsh
Patrick Walsh
Chairman and Chief Executive Officer